UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As a supplement to the information in an investor presentation filed via Form 8-K on May 21, 2008, management of SCBT Financial Corporation (“SCBT”) also provided the following additional information in response to questions during investor visits on May 22, 2008:

(1) Whereas SCBT’s interest rate risk posture has been slightly liability sensitive in recent quarters, current earnings simulations appear to indicate a somewhat more interest rate neutral position.  Over time, the balance sheet and rate exposure could shift more in an asset sensitive direction.

(2) SCBT’s level of non-performing assets (“NPAs”) to total loans and OREO has continued to be at very beneficially low levels.  This is largely reflective of both prudent underwriting and review criteria, and the relatively good business climates still prevalent in the company’s South Carolina and North Carolina markets.  While it seems unrealistic that NPAs and net loan charge-offs can remain at such low levels, there do not appear to be signs of substantial systemic deterioration in the loan portfolio.  There could, however, be a likelihood that credit quality conditions in SCBT’s markets and consequently its loan portfolio could revert over time to more normalized levels.  Aside from approximately the last three years, a level of 50-to-70 basis points for NPAs and a level of net loan charge-offs somewhat higher than the recent 9-to-13 basis points have been more typical.

(3) SCBT does not anticipate being in a position of having to raise any capital because of deteriorating performance.  The Company routinely analyzes its available resources and capital to support ongoing organic growth and other opportunities as they may arise.

Cautionary Note Regarding Any Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: May 23, 2008	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer